UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 13, 2018 (November 12, 2018)

EQGP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On November 12, 2018, EQT Corporation (EQT) completed the previously announced separation (the Separation) of its upstream and midstream businesses through the pro rata distribution to its shareholders of 80.1% of the outstanding shares of common stock of Equitrans Midstream Corporation (ETRN). To implement the distribution, EQT distributed to its shareholders 0.80 shares of ETRN’s common stock for every one share of EQT common stock outstanding as of the close of business on November 1, 2018, the record date for the distribution.

Following the Separation, ETRN became a separate publicly traded company and directly and indirectly holds investments, previously held by EQT, in the entities that conducted EQT’s midstream business, including the following:

•                  an approximate 91.3% limited partner interest and the entire non-economic general partner interest in EQGP Holdings, LP (EQGP), which holds (i) 21,811,643 common units of EQM Midstream Partners, LP (EQM), representing an approximate 17.9% limited partner interest in EQM, (ii) 1,443,015 EQM general partner units, representing an approximate 1.2% general partner interest in EQM, and (iii) all of the incentive distribution rights in EQM; and

•                  15,433,812 EQM common units, representing an approximate 12.7% limited partner interest in EQM.

Item 1.01.                                        Entry into a Material Definitive Agreement.

Working Capital Facility

On November 13, 2018, in connection with the Separation, EQGP entered into a Working Capital Loan Agreement with ETRN (the Working Capital Facility), providing for loans of up to $20 million at any one time outstanding, maturing on the earlier of  October 31, 2023 or at least 90 days after ETRN gives notice of termination, and bearing interest, at EQGP’s option, at either (a) the Fixed Period Eurodollar Rate (as defined in ETRN’s primary revolving credit facility, the ETRN Credit Agreement) plus the margin then applicable to ETRN’s LIBOR-based borrowings under the ETRN Credit Agreement, or (b) the Base Rate (as defined in the ETRN Credit Agreement) plus the margin then applicable to ETRN’s alternate base rate-based borrowings under the ETRN Credit Agreement.

ETRN Omnibus Agreement

On November 13, 2018, in connection with the Separation, ETRN, EQGP, EQGP Services, LLC, the general partner of EQGP (the EQGP General Partner), and for certain limited purposes, EQM, entered into an Omnibus Agreement (the ETRN Omnibus Agreement).

Pursuant to the ETRN Omnibus Agreement, EQM agreed to provide ETRN and EQGP with a license to use the name “Equitrans” and related marks in connection with EQGP’s business. The ETRN Omnibus Agreement also provides for certain reimbursement obligations between ETRN and EQGP. The ETRN Omnibus Agreement addresses the following matters:

•                  EQGP’s obligation to reimburse ETRN and its affiliates for certain direct operating expenses and all insurance coverage expenses they incur or pay with respect to EQGP’s assets; and

•                  EQGP’s obligation to reimburse ETRN and its affiliates for providing general and administrative services to EQGP, including EQGP’s public company expenses and general and administrative expenses.

The foregoing descriptions of the Working Capital Facility and the ETRN Omnibus Agreement are not complete and are qualified in their entirety by reference to the full text of the Working Capital Facility and the ETRN Omnibus Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On November 12, 2018, in connection with the Separation, the following actions were taken to terminate the agreements identified below:

Existing Working Capital Facility

EQT terminated that certain Working Capital Loan Agreement, dated as of May 15, 2015, between EQT and EQGP, and EQGP agreed to repay amounts outstanding under the Working Capital Loan Agreement within two business days of termination.

Existing Omnibus Agreement

EQT terminated that certain Omnibus Agreement, dated May 15, 2015, by and among EQT, EQGP, and the EQGP General Partner.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Working Capital Facility provided above in Item 1.01 are incorporated in this Item 2.03 by reference.

Item 5.01.                                        Changes in Control of Registrant.

The information set forth in the Introductory Note is incorporated in this Item 5.01 by reference in its entirety.

Item 8.01.                                        Other Events.

As previously announced in Item 5.02 to EQGP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2018, effective as of the completion of the Separation, Stephen A. Thorington stepped down from the Board of Directors of each of the EQGP General Partner and EQM Midstream Services, LLC, the general partner of EQM.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Working Capital Loan Agreement, dated as of November 13, 2018, between Equitrans Midstream Corporation and EQGP Holdings, LP.

10.2	Omnibus Agreement, dated November 13, 2018, among Equitrans Midstream Corporation, EQGP Holdings, LP, EQGP Services, LLC, and, for certain limited purposes, EQM Midstream Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQGP HOLDINGS, LP

	By:	EQGP Services, LLC,
its general partner

Date: November 13, 2018	By:	/s/ Kirk R. Oliver
		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer